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                                 EXHIBIT 10.14

                       INNOVATIVE FINANCIAL STRATEGIES
                     A Private Business Development Corp.
                    A Division of Newkirk Investments, Inc.
                         East Linton Blvd., Suite 403A
                            Delray Beach, FL 33483
                  Telephone; (561)272-0073 Fax: (561)272-3070


                              CONSULTING AGREEMENT
                           FINANCIAL PUBLIC RELATIONS


A Financial Public Relations Consulting Agreement, made this 21st day of August 1998 by and between ARXA INTERNATIONAL ENERGY INC. located at 110 Cypress Station Dr. #280, Houston, TX 77090 hereafter referred to as "COMPANY" and INNOVATIVE FINANCIAL STRATEGIES located at 100 E. Linton Blvd., Suite 403A, Delray Beach, Florida 33383 providing financial public relations services hereafter referred to as "CONSULTANT."

WITNESS THAT: Whereas, the COMPANY requires financial public relations services and desires to employ CONSULTANT to provide such services as an independent contractor consultant, and CONSULTANT is agreeable to such employment, and the parties desire a written document formalizing and defining their relationship and evidencing the terms of their agreement. Now, therefore, intending to be legally bound and in consideration of the mutual promises and covenants, the parties have agreed as follows:

1. APPOINTMENT: The COMPANY hereby appoints CONSULTANT as its financial public relations counsel and hereby retains and employs CONSULTANT, on the terms and conditions of this Agreement. CONSULTANT accepts such appointment and agrees to perform the services upon the terms and conditions of this Agreement.

2. TERM: The term of this Agreement shall begin on August 21, 1998 and terminate on August 20, 1999.

3.   SERVICES:

     (a) CONSULTANT shall act, generally, as financial public relations counsel, essentially acting (1) as liaison between the COMPANY and its shareholders; (2) as advisor to the COMPANY with respect to existing and potential market makers, broker-dealers, underwriters and investors as well as being the liaison between the COMPANY and such persons; and (3) as advisor to the COMPANY with respect to communications and information (e.g. interviews, press releases, shareholder reports, etc.) as well as planning, designed, developing, organizing, writing and distributing such communications and information.

     (b) CONSULTANT shall seek to make the COMPANY, its management, its products and its financial situation and prospects known to the financial press and publications, broker-dealers, mutual funds, institutional investors, market makers, analysts,

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          investment advisors and other members of the financial community as well as the financial media and the public generally. CONSULTANT, in providing the foregoing services, shall be responsible for all costs of providing the services, not including out-of-pocket expenses for postage, delivery service (e.g. Airborne Express) and preparation of all Due Diligence Packages.

4. LIMITATIONS ON SERVICES: The parties recognize that certain responsibilities and obligations are imposed by federal and state securities laws and by applicable rules and regulations of stock exchanges, National Association of Securities Dealers, in-house "due diligence" or "compliance" departments of brokerage houses, etc. Accordingly, CONSULTANT agrees:

     (a) CONSULTANT shall NOT release any financial or other information or data about the COMPANY without the consent and approval of the COMPANY (signatures on press releases are necessary).

     (b) CONSULTANT shall NOT conduct any meetings with financial analysts without informing the COMPANY in advance of the proposed meeting and format or agenda of such meeting, and the COMPANY may elect to have a representative of the COMPANY attend such meeting.

     (c) CONSULTANT shall NOT release any information or data about the COMPANY to any selected or limited person(s), entity or group if CONSULTANT is aware that such information or data has not been generally released or promulgated.

     (d) After notice by the COMPANY of filing for a proposed public offering of securities of the COMPANY and during any period of restriction on publicity CONSULTANT shall not engage in any public relations efforts, not in the normal course without approval of counsel for the COMPANY and of counsel for the underwriter(s), if any.

5.   DUTIES OF COMPANY:

        (a) COMPANY shall supply CONSULTANT on a regular and timely basis with all approved data and information about the COMPANY, its management, its products and its operations, and COMPANY shall be responsible for advising CONSULTANT of any facts which would affect the accuracy of any prior data and information previously supplied to CONSULTANT so that CONSULTANT may take corrective action.

        (b) COMPANY shall promptly supply consultant: with full and complete copies of all filings with all federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with CONSULTANT'S assistance; with all data and information supplied to any analyst, broker-dealer, market maker or other member of the financial community; and with all product/services, brochures, sales materials, etc.

        (c) COMPANY shall promptly notify CONSULTANT of the filing of any registration statement for the sale of securities and of any other event which triggers any restrictions on publicity.

        (d) COMPANY shall contemporaneously notify CONSULTANT if any information or data being supplied to CONSULTANT has not been generally released or promulgated.

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6.   REPRESENTATION AND INDEMNIFICATION:

        (a) The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its public relations functions.

        (b) CONSULTANT, in the absence of notice in writing from COMPANY, will rely on the continuing accuracy of material, information and data supplied by the COMPANY.

        (c) COMPANY hereby agrees to indemnify CONSULTANT against, and to hold CONSULTANT harmless from any claims, demands, suits, loss, damages, etc. arising out of CONSULTANT'S reliance upon the accuracy and continuing accuracy of such facts, material, data and information unless CONSULTANT has been negligent in fulfilling the duties and obligations hereunder.

        (d) COMPANY hereby authorizes CONSULTANT to issue, in CONSULTANT'S sole discretion, corrective, amendatory, supplemental or explanatory press releases, shareholder communications and reports or data supplied to analysts, broker-dealers, market makers or other members of the financial community.

7.   COMPENSATION: As compensation for his services hereunder, COMPANY shall:

     Issue to CONSULTANT 100,000 shares of its Common Stock for services provided, as follows: (i) promptly following the execution of this Agreement, COMPANY shall file a Form S-8 registering such 100,000 shares;
     (ii) promptly following effectiveness of such S-8 Registration Statement cause the stock transfer agent to issue such shares in the name of CONSULTANT without a restrictive legend, and (iii) promptly deliver to CONSULTANT the certificate. For purposes of computing the compensation due CONSULTANT and reporting to the Internal Revenue Service the COMPANY'S shares are valued at $0.50 per share.

8. RELATIONSHIP OF PARTIES: CONSULTANT is an independent contractor and is responsible for all federal, state, and local income and self-employment taxes. This Agreement does not establish any partnership, joint venture or other business entity or association between the parties and neither party is intended to have any interest in the business or property of the other.

9. TERMINATION: This Agreement may be terminated by either party prior to the expiration of the term provided in Paragraph 2 only in writing and at least 3 business days prior to the expiration of the current contract month.

10. ATTORNEY FEES: Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees, expenses and court costs through trial and appeal.

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11.  WAIVER OF BREACH: The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

12.  ASSIGNMENT: CONSULTANT may not assign this contract.

13. NOTICES: Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail return receipt requested to the principal office of the party being notified.

14. ENTIRE AGREEMENT: This instrument contains the entire agreement of the parties and may be modified only by agreement in writing, signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. This Agreement shall be governed for all purposes by the laws of the state of Texas. If any provision of this Agreement is declared void, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

IN WITNESS WHEREOF the parties hereto, intending to be legally bound, have executed this Agreement.



INNOVATIVE FINANCIAL STRATEGIES


 /s/Anthony Tomasso                                    Date:  August 21, 1998
--------------------------                                  -------------------
Anthony Tomasso


ARXA INTERNATIONAL ENERGY, INC.


 /s/L. Craig Ford                                      Date:  August 21, 1998
--------------------------                                  -------------------
L. Craig Ford, President